                                                                     Exhibit 8.1

                          WALLER LANSDEN DORTCH & DAVIS
                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
FACSIMILES                       (615) 244-6380            809 SOUTH MAIN STREET
(615) 244-6804                                                    P. O. BOX 1035
(615) 244-5686                                           COLUMBIA, TN 38402-1035
                                                                  (615) 388-6031
                               September 9, 1998


BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi 38801

                  RE:  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS OF
                       (I) ALABAMA BANCORP, INC. WITH AND INTO BANCORPSOUTH, INC.; (II) HIGHLAND BANK WITH AND INTO BANCORPSOUTH BANK; AND (III) FIRST COMMUNITY BANK OF THE SOUTH WITH AND INTO BANCORPSOUTH BANK.

Ladies and Gentlemen:

                  We have acted as tax counsel to BancorpSouth, Inc., a Mississippi corporation ("BancorpSouth"), in connection with the proposed mergers (collectively, the "Mergers") of (i) Alabama Bancorp., Inc., a Delaware corporation (the "Company"), with and into BancorpSouth; (ii) Highland Bank, an Alabama banking corporation ("Highland Bank"), with and into BancorpSouth Bank, a Mississippi banking corporation ("BancorpSouth Bank"); and (iii) First Community Bank of The South, an Alabama banking corporation ("First Community Bank"), with and into BancorpSouth Bank pursuant to the Agreement and Plan of Merger, dated as of June 19, 1998, as amended by that certain amendment dated as of July 10, 1998, and amended by that certain second amendment dated as of September 8, 1988 (as so amended, the "Merger Agreement"). At your request, as an exhibit to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the Mergers (the "Registration Statement"), we are rendering our opinion regarding certain federal income tax consequences of the Mergers.


                             INFORMATION RELIED UPON

                  In rendering the opinion set forth herein, and with your consent, we have examined and relied upon originals or copies, certified or otherwise identified

BancorpSouth, Inc.
September 9, 1998
Page 2



to our satisfaction, of the Merger Agreement, the Proxy Statement/Prospectus included in the Registration Statement and the representations (which we have neither investigated nor verified) given to us by letter, dated September 9, 1998, by BancorpSouth and BancorpSouth Bank and by letter, dated September 9, 1998, by the Company, Highland Bank and First Community Bank, each as contained and described in the representations section of such letters (collectively, the "Certificates"), and have assumed that such Certificates will be complete and accurate on the date given and as of the Effective Time. In addition, we have examined such other documents, agreements, and certificates and made such investigations of law and fact as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                  In our examination, we have assumed, with your consent, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies, the authenticity of the originals of such copies, and any material unexecuted documents will be properly executed in the form as currently presented to us. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the completeness and accuracy of (i) the statements and representations made by BancorpSouth, BancorpSouth Bank, the Company, Highland Bank and First Community Bank and (ii) the Proxy Statement/Prospectus, and we have assumed that such will be complete and accurate through the date hereof and will continue to remain complete and accurate as of the Effective Time. In addition, we have assumed, with your consent, that the statements contained in the Certificates are complete and accurate on the date hereof and will be complete and accurate as of the Effective Time, and that any representation made in any of the documents referred to herein "to the best of the knowledge and belief" (or similar qualification) of any person or party is now and will be as of the Effective Time complete and accurate without such qualification. We have also assumed that the transactions contemplated by the Merger Agreement will be consummated in accordance therewith and as described in the Proxy Statement/Prospectus, and that immediately following the merger of the Company with and into BancorpSouth, Highland Bank and First Community Bank will be merged with and into BancorpSouth Bank and that the each of the Mergers will qualify as a statutory merger under the applicable laws of the States of Mississippi and Alabama.

         Unless specified, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement. All references herein to the Code are to the Internal Revenue Code of 1986, as amended (the "Code").

BancorpSouth, Inc.
September 9, 1998
Page 3

                                     OPINION

                  On the basis of the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

                  (i) Each of the Mergers will constitute a reorganization within the meaning of Section 368(a) of the Code;

                  (ii) No gain or loss will be recognized by BancorpSouth, BancorpSouth Bank, the Company, Highland Bank or First Community Bank as a result of the Mergers;

                  (iii) No gain or loss will be recognized by the shareholders of the Company who exchange all of their Company Common Stock solely for BancorpSouth Common Stock pursuant to the Merger Agreement (except with respect to cash received in lieu of a fractional share interest in BancorpSouth Common Stock);

                  (iv) No gain or loss will be recognized by the shareholders of Highland Bank who exchange all of their Highland Common Stock solely for BancorpSouth Common Stock pursuant to the Merger Agreement (except with respect to cash received in lieu of a fractional share interest in BancorpSouth Common Stock);

                  (v) No gain or loss will be recognized by the shareholders of First Community Bank who exchange all of their First Community Common Stock solely for BancorpSouth Common Stock pursuant to the Merger Agreement (except with respect to cash received in lieu of a fractional share interest in BancorpSouth Common Stock);

                  (vi) The aggregate tax basis of the BancorpSouth Common Stock received by the shareholders of the Company who exchange all of their Company Common Stock solely for BancorpSouth Common Stock pursuant to the Merger Agreement will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received);

                  (vii) The aggregate tax basis of the BancorpSouth Common Stock received by the shareholders of Highland Bank who exchange all of their Highland Common Stock solely for BancorpSouth Common Stock pursuant to

BancorpSouth, Inc.
September 9, 1998
Page 4



         the Merger Agreement will be the same as the aggregate tax basis of the Highland Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

                  (viii) The aggregate tax basis of the BancorpSouth Common Stock received by the shareholders of First Community Bank who exchange all of their First Community Common Stock solely for BancorpSouth Common Stock pursuant to the Merger Agreement will be the same as the aggregate tax basis of the First Community Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

                  The opinion expressed herein is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the facts set out in the Certificates that we have assumed, with your consent, to be true and correct. Our opinion cannot be relied upon if any of the facts contained in such documents or in any such additional information is, or later becomes, inaccurate, or if any of the facts set out in the Certificates is, or later becomes, inaccurate.

BancorpSouth, Inc.
September 9, 1998
Page 5


                  Our opinion is limited to the United States federal income tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences that may result from the Mergers or any other transaction (including any transaction undertaken in connection with the Mergers). We express no opinion regarding the tax consequences of the Mergers to shareholders of the Company, Highland Bank or First Community Bank that are subject to special tax rules.

                  In rendering this opinion, we have assumed that Bradley Arant Rose & White LLP has delivered, and has not withdrawn, their opinion regarding certain of the federal income tax consequences of the Mergers.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the headings "Legal Matters" and "The Mergers -- Certain Federal Income Tax Consequences" in the Prospectus Supplement/Proxy Statement forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                Very truly yours,


                                /s/ WALLER LANSDEN DORTCH & DAVIS, PLLC